Exhibit 10.1

AGREEMENT FOR CONVERSION OF PROMISSORY NOTE

This Agreement for Conversion of Promissory Note (the “Agreement”) is made as of this 30th day of May, 2009 (the “Effective Time”) by and between Hybrid Dynamics Corporation, a Nevada corporation (“MAKER”) and the promissory note HOLDER (the “HOLDER”) whose name appears below.

RECITALS

WHEREAS the HOLDER is the owner of a promissory note issued to HOLDER by MAKER (the “Note”) which Note is attached hereto as Exhibit A and made a part hereof, and

WHEREAS the HOLDER desires to elect and the MAKER desires to accept the conversion of the Note into the shares of common stock of MAKER in amount and on such terms as more fully set forth herein, and

WHEREAS the Note shall be considered paid in full and of no further force and effect upon the execution of this Agreement.

NOW THEREFORE, for and in consideration of the premises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties agree as follows:

1.        Definitions.  For purposes of this Agreement, unless otherwise defined herein, capitalized terms set forth in this Agreement shall have the meaning ascribed to them in this Agreement.

2.        Conversion.   MAKER shall pay to the HOLDER the number of shares of the restricted common stock of MAKER $0.00015 par value as set forth opposite HOLDER’S signature below (the “Conversion Shares”).   In the event that MAKER issues additional shares of its common stock in conversion of promissory notes or other debts outstanding as of the date of this Agreement or in the event MAKER issues additional shares of its common stock to Mark Klein (any such issuance hereinafter referred to as a "Measurement Transaction"), and if such Measurement Transaction occurs before the earlier of (i) any financing transaction by which MAKER raises not less than $600,000 of capital by the issuance of its stock or notes (“Financing Transaction”) or (ii) September 30, 2009 (the earlier of (i) or (ii) hereinafter referred to as the “Anti-Dilution Cut-Off Date”), then MAKER agrees to issue additional Conversion Shares to the HOLDER such that the aggregate Conversion Shares received by the HOLDER will be not less than the number of shares of common stock resulting from the multiplication of the anti-dilution percentage as set forth opposite HOLDER’S signature below (the “Anti-Dilution Percentage”) times the issued and outstanding shares of MAKER’S common stock including the Measurement Transactions (but excluding any shares issued in any Financing Transaction).  In no event will any adjustment be made to Conversion Shares following the Anti-Dilution Cut-Off Date.

3.        No Adjustment to Conversion Shares.  The HOLDER agrees that the Conversion Shares shall constitute the full and absolute consideration for all conveyances hereunder, including all rights, title and interest in and to the Note, whether known or unknown as of the effective date hereof.  Other than as provided in Section 2, there shall be no adjustment made to the Conversion Shares following the Closing.

4.        Sale or Transfer of Conversion Shares; Legend.

(a)      The Conversion Shares and shares issued in respect of the Conversion Shares shall not be sold or transferred unless either (A) they first have been registered under the Securities Act of 1934 (the “Act”), or (B) MAKER shall have been furnished with an opinion of counsel reasonably satisfactory to MAKER, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

 (b)     All of the Conversion Shares shall bear the legend in the following form:

WARNING:  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

5.        Representations and Warranties of HOLDER.  HOLDER, for himself or itself only, represents and warrants to MAKER the following:

(a)      HOLDER, if an entity, is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(b)      HOLDER has full power and authority under its articles of formation, operating agreement and/or by-laws to conduct its business as presently conducted and to perform its obligations under this Agreement.

(c)      This Agreement is a legal and binding obligation of HOLDER, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors' rights generally.

(d)      HOLDER owns its Note free and clear of all mortgages, liens, pledges, security interests, charges, claims and encumbrances of any nature whatsoever that have been created by, through, or under HOLDER, but not otherwise.

(e)      Subject to any requisite consents to assignment or transfer pursuant to this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, constitute default under, or result in a violation of the material provisions of any agreement to which HOLDER is a party.

(f)      HOLDER has been furnished with or has had access to the information it has requested from MAKER and has had an opportunity to ask questions and receive answers from management of MAKER.  HOLDER acknowledges that he or it has received and had the opportunity to review copies of MAKER’s books and records.  HOLDER is either (i) an "accredited investor" (as defined in Rule 501(a) of the Act) or (ii) alone, or together with a "purchaser representative" (as defined in Rule 501(h) promulgated pursuant to the Act),  has knowledge, experience and skill in business and financial matters and with respect to investments in securities so as to enable it to understand and evaluate the merits and risks of the acquisition of the Conversion Shares of common stock and to form an investment decision with respect to such investment.  HOLDER agrees that each certificate representing shares of Conversion Shares issued pursuant to this Agreement will contain the restrictive legend set forth in Section 5(b)(ii) hereof and acknowledge that stop transfer instructions will be given to MAKER’s transfer agent for the shares of MAKER.

6.        Representations and Warranties of MAKER.  MAKER represents and warrants to HOLDER the following:

(a)      MAKER is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)      MAKER has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to perform on the terms described in this Agreement, and to perform its other obligations under this Agreement.

 (c)     The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of MAKER.

 (d)     This Agreement is a legal and binding obligation of MAKER, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limited creditors' rights generally.

 (e)      MAKER has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which HOLDER shall have any responsibility whatsoever.

7.        Survival of Representations and Warranties.  The representation and warranties of HOLDER in Section 5 and of MAKER in Section 6 shall survive the Closing for a period of one (1) year from the Closing Date (as hereinafter defined).

8.        Closing.

(a)      Unless the parties hereto mutually agree otherwise and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the "Closing" and the date of which herein called the "Closing Date") shall be held as soon as practicable.  The Closing shall be held at the office of MAKER or at such other place as MAKER and the HOLDER may agree.

(b)      At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others.

(i)        Each HOLDER shall execute, acknowledge and deliver to MAKER an assignment of the Note covering the surrender and transfer of his or its Note to MAKER, together with the original of the Note or, in lieu thereof, a lost certificate affidavit evidencing the Note.

(ii)       MAKER shall instruct and cause its transfer agent to issue the Conversion Shares to each HOLDER as specified herein.

 (c)     After Closing, each party shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law.

9.        Miscellaneous Provisions.

(a)      Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.   Notwithstanding the foregoing, no party hereto may assign their rights or obligations hereunder prior to Closing without the written consent of the other parties.

(b)      Counterparts.  This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  All proceedings to be taken and all documents to be executed and delivered by the parties at Closing shall be deemed to have been taken and executed simultaneously with all other proceedings to be taken and documents to be executed and delivered at Closing and no proceeding shall be deemed taken or any documents delivered or executed until all have been taken, executed and delivered at Closing.

(c)      Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)      Finder's Fee.  Each party hereto hereby represents and warrants to each other party hereto that they neither are nor will be obligated for any finder fee or commission in connection with this transaction.

(e)      Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(f)       Notices.   Any notice, demand or other communication required to be given or made under this Agreement shall be in writing and be deemed duly given or made if delivered or sent by telex or facsimile as follows:

MAKER:	Hybrid Dynamics Corporation
52-66 Iowa Avenue
Paterson, NJ 07503

HOLDER:	To the address appearing below

Any party may change its address for the purpose of this Agreement by giving notice of such change to the other parties pursuant to the provisions of this section.  Any notice, demand or other communication sent by facsimile shall be deemed given, in absence of proof to the contrary, upon receipt in a legible form by the party being served.

(g)      Legal Costs.   The costs of legal counsel incidental to the instructions for and the preparation and execution of this Agreement, all counterparts thereof and all documents executed in connection therewith shall be borne and paid by the parties who engage such counsel or on whose behalf such counsel was engaged.

(h)      Governing Law; Jurisdiction and Venue.  The terms and interpretation of this Agreement shall be governed by the laws of the State of Nevada.  In no event shall any other laws or principles of conflicts of law be used to permit the laws of another jurisdiction to govern, nor to permit jurisdiction or venue to be other than those specified herein.  The courts of the State of Nevada shall have exclusive jurisdiction over any dispute related to this Agreement.

(i)       Amendments.    No modification, variation or amendment of this Agreement shall have any force or effect unless it is in writing and signed by all parties hereto.  Unless the context otherwise so requires, a reference to this Agreement shall include a reference to this Agreement as modified, varied or amended from time to time.

(j)       Entire Agreement.   This Agreement supersedes all prior proposals, whether oral or written, and all previous negotiations and understanding among the parties hereto with respect to the subject matter hereof.

(k)      Conflicts.   In the event that the provisions of this Agreement conflict with the provisions of any other agreement or instrument executed and delivered to effectuate the transactions contemplated by this Agreement, the provisions of this Agreement shall prevail over all others.

(l)       Conflict Of Interest.   The parties to this Agreement waive any conflict of interest by and between the parties hereto that may arise as to representation of any party hereto by virtue of any relationship of common management, control or ownership by or among any of the parties or their affiliates.

(m)     Incorporation of Exhibits and Schedules.  All Exhibits and Schedules referred to herein are incorporated herein and made a part of this Agreement for all purposes.

(n)      Publicity.   No party shall be entitled to issue any press releases and other publicity issued concerning this Agreement or the transactions contemplated hereby, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange.

(o)      Attorneys' Fees.    If any litigation is commenced between the parties concerning this Agreement, the party prevailing in such litigation shall be entitled to the reasonable attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation.

EXECUTED, as of the date last written below, but effective for all purposes as of the Effective Time.

HYBRID DYNAMICS CORPORATION

By:	/s/ MARK KLEIN	5/30/2009
	Print Name: Mark Klein	Date
Print Title: President

HOLDER	Promissory Note Principal	Conversion Shares	Anti-Dilution Percent

/s/ DAVID S. LEE 5/30/2009	$100,000	1,433,039 (a)	11.29%
Signature Date
Print Name: David S. Lee
		(a) Pre May, 2009 reverse split
Address

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